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                                                                  Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of KeyCorp for the registration of 3,336,118 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1997, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 1O-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Cleveland, Ohio
October 1, 1997